UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 25, 2017, Envision Healthcare Corporation (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders elected Carol J. Burt, Christopher A. Holden, Cynthia S. Miller and Ronald A. Williams as Class I directors for a term of three years; approved, on an advisory basis, the Company's executive compensation ("Say-On-Pay Proposal"); approved, on an advisory basis, holding future advisory votes on executive compensation every year ("Say-On-Frequency Proposal"); and ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2017 ("Auditor Ratification Proposal"). The proposals are described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2017.

The final voting results of each proposal are set forth below.

Election of Class I Directors for a Term of Three Years

	FOR	WITHHOLD	BROKER NON-VOTES
Carol J. Burt	97,901,521	5,497,184	4,443,333
Christopher A. Holden	103,043,830	354,875	4,443,333
Cynthia S. Miller	103,161,695	237,010	4,443,333
Ronald A. Williams	94,115,695	9,283,010	4,443,333

In addition to the foregoing directors, the remaining directors not up for re-election at the Annual Meeting continue to serve on the Board of Directors.

Say-On-Pay Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
53,661,152	49,573,758	163,795	4,443,333

Say-On-Frequency Proposal

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
98,396,287	23,846	4,834,018	144,554	4,443,333

Auditor Ratification Proposal

FOR	AGAINST	ABSTAIN
106,098,428	1,596,933	146,677

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    May 25, 2017